Exhibit 3.1

CERTIFICATE OF CORRECTION

OF THE

CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

ENGILITY HOLDINGS, INC.

July 19, 2012

Engility Holdings, Inc. (the “Corporation”) does hereby certify that:

1. The name of the Corporation is Engility Holdings, Inc.

2. A Certificate of Amendment of the Restated Certificate of Incorporation (the “Certificate of Amendment”) was filed with the Secretary of State of Delaware on July 16, 2012 and that said Certificate of Amendment requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect to be corrected in the Certificate of Amendment is as follows: the amendment to Article Fourth of the Corporation’s Restated Certificate of Incorporation set forth in the first paragraph of the Certificate of Amendment incorrectly stated the number of shares of common stock of the Corporation into which each issued and outstanding share of common stock of the Corporation was to be reclassified, subdivided and changed upon the effectiveness of the Certificate of Amendment.

4. The first paragraph of the Certificate of Amendment is hereby corrected and restated as follows:

FIRST: Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to add the following clause at the end thereof:

“D. Recapitalization. Upon the effectiveness of the Certificate of Amendment of the Restated Certificate of Incorporation containing this sentence, each share of Common Stock issued and outstanding immediately before such effectiveness shall be reclassified, subdivided and changed into 161,183 shares of Common Stock.”

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by its duly authorized officer on the date first above written.

ENGILITY HOLDINGS, INC.

By:	/s/ Thomas O. Miiller
Name: Thomas O. Miiller
Title: Senior Vice President, General Counsel and Secretary

[Signature Page to EHI Certificate of Correction]

CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

ENGILITY HOLDINGS, INC.

July 16, 2012

Engility Holdings, Inc. (the “Corporation”) does hereby certify that:

FIRST: Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to add the following clause at the end thereof:

“D. Recapitalization. Upon the effectiveness of the Certificate of Amendment of the Restated Certificate of Incorporation containing this sentence, each share of Common Stock issued and outstanding immediately before such effectiveness shall be reclassified, subdivided and changed into 161,061 shares of Common Stock.”

SECOND: The foregoing amendment to the Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with Sections 242 and 228 of the Delaware General Corporation Law.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on the date first above written.

ENGILITY HOLDINGS, INC.

By:	/s/ Thomas O. Miiller
Name: Thomas O. Miiller
Title: Senior Vice President, General Counsel and Secretary